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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 26, 1997, except for the fourth paragraph of our report and Note 13 for which the date is December 5, 1997, included in the Proxy Statement of Power Computing Corporation that is made a part of the Registration Statement (on Amendment No. 1 to Form S-4 No. 333-42025) and Prospectus of Apple Computer Inc. for the registration of its common stock.


                                          Ernst & Young LLP


Austin, Texas
December 30, 1997